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                                                                    EX-99.14(iv)




                [FERRIS, BAKER WATTS, INCORPORATED LETTERHEAD]





Consent of Financial Adviser

        We hereby consent to the use in this registration statement on Form N-14 of our letter to the Board of Directors of Allied Capital Corporation included as Appendix C to the Joint Proxy Statement/Prospectus that is part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       /s/ FERRIS, BAKER WATTS, INCORPORATED
                                       Ferris, Baker Watts, Incorporated
                                       September 24, 1997